UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549-1004



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported) August 3, 2005



                           GENERAL MOTORS CORPORATION
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)



         STATE OF DELAWARE                  1-143           38-0572515
         -----------------                  -----           ----------
     (State or other jurisdiction of     (Commission     (I.R.S. Employer
     Incorporation or Organization)      File Number)   Identification No.)

     300 Renaissance Center,                              48265-3000
     Detroit, Michigan                                     (Zip Code)
     ----------------------------------------------------------------------
                    (Address of Principal Executive Offices)



        Registrant's telephone number, including area code (313) 556-5000
                                                           --------------








================================================================================

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On August 3, 2005, General Motors Acceptance Corporation (GMAC) a wholly owned subsidiary of General Motors Corporation (GM) announced that it had entered into a definitive agreement to sell a 60 percent equity interest in GMAC Commercial Holding Corp. The press release follows.


GMAC Reaches Agreement to Sell 60 Percent Stake
In Commercial Mortgage Business to
KKR, Five Mile Capital, Goldman Sachs Capital Partners

DETROIT--August 3, 2005--General Motors Acceptance Corporation (GMAC), the financial services subsidiary of General Motors Corporation (NYSE:GM), announced today that it has entered into a definitive agreement to sell a 60 percent equity interest in its commercial mortgage subsidiary, GMAC Commercial Holding Corp. (GMACCH) to an investor group comprising Kohlberg Kravis Roberts & Co.
(KKR), Five Mile Capital Partners, and Goldman Sachs Capital Partners.

GMAC will continue to hold a 40 percent equity interest in GMACCH, a leader in commercial real estate loan origination, servicing, asset management, investment management, and technology services. GMACCH has a loan servicing portfolio of approximately $250 billion. The Board of Directors of GMACCH will be composed of individuals from the investor group, GMAC and GMACCH management. Members of the current GMACCH management team will also invest in the company shortly after the transaction is completed.

In conjunction with the equity sale, GMACCH will seek to obtain a standalone credit rating in order to enhance its ability to fund its operations on an ongoing basis. Under terms of the transaction, the company will repay all inter-company loans to GMAC upon the closing of the transaction, thereby providing GMAC significant incremental liquidity.

"GMAC continues to see exciting growth prospects at its commercial mortgage operations," said GMAC Chairman Eric Feldstein. "By partnering with sophisticated and financially strong investors, we will ensure that adequate capital is available to GMACCH to sustain its profitable growth. By retaining a 40 percent equity interest, GMAC will continue to participate in the company's profitability over the long term."

GMACCH Chief Executive Officer Robert D. Feller said, "The acquisition of a majority interest in GMAC Commercial Holding Corp. by this experienced investor group represents an extraordinary opportunity for us to enhance the value of our enterprise."

KKR, Five Mile Capital Partners, and Goldman Sachs Capital Partners said in a statement: "We are very pleased to pursue a transaction with GMAC that will establish a broad foundation on which GMACCH can realize substantial future growth. GMACCH is one of the largest providers of commercial mortgage loans and related products and services in the world, and we look forward to working with management to expand an already remarkable platform through enhanced access to the capital markets."

The agreement is subject to regulatory approvals, consents and other conditions, and is expected to close in the fourth quarter of this year. The GM and GMAC boards of directors have approved the transaction.

KKR is one of the world's oldest and most experienced private equity firms specializing in management buyouts, with offices in New York, Menlo Park, California and London, England. Over the past twenty nine years, KKR has invested in more than 130 transactions with a total value of US$146 billion. For more information, please visit www.kkr.com.

Five Mile Capital Partners ("FMCP") is an alternative investment management firm established in 2003 with equity capital under management of $800 million. The firm was founded by five professionals, each with over 25 years of experience in all aspects of mortgage, real estate and asset-backed finance. The partners both collectively and individually have built a number of leading financial franchises and participated in creating some of the key innovations in mortgage and real estate capital markets. For more information, visit www.fivemilecapital.com.

Founded in 1869, Goldman Sachs is one of the oldest and largest investment banking firms. Goldman Sachs is also a global leader in private corporate equity and mezzanine investing. Established in 1991, the GS Capital Partners Funds are part of the firm's Principal Investment Area in the Merchant Banking Division. Goldman Sachs' Principal Investment Area has formed 11 investment vehicles aggregating $26 billion of capital to date. With $8.5 billion in committed capital, GS Capital Partners V is the current primary investment vehicle for Goldman Sachs to make privately negotiated equity investments.

General Motors Acceptance Corporation and its subsidiaries, operating under the umbrella GMAC Financial Services, provide automotive financing, commercial finance, insurance and mortgage products, and real estate services, and have a presence in more than 40 nations. A wholly owned subsidiary of General Motors since 1919, GMAC has extended more than $1.3 trillion in credit to finance more than 158 million vehicles.

GMAC Commercial Holding Corp.'s largest operating unit is GMAC Commercial Mortgage Corporation (GMACCM), a premier financial services firm that serves the needs of borrowers of commercial real estate debt as well as the providers of such capital. With a servicing portfolio of approximately $250 billion, GMACCM is an industry leader in loan origination, servicing, asset management, investment management and technology services. GMACCM provides a variety of financing products and services, including permanent, interim, mezzanine and construction lending, as well as equity capital.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          GENERAL MOTORS CORPORATION
                                          --------------------------
                                          (Registrant)


Date:  August 8, 2005                By:  /s/PETER R. BIBLE
                                     ---  -----------------
                                          (Peter R. Bible,
                                           Chief Accounting Officer)